Annual Shareholders Meeting

May 13th, 2009

PPGI Organization Chart


Board of Directors
President & CEO
Quality
Human Resources
Engineering
NV Operations
Sales
MRC Operations
Accounting

2008 Highlights

- Record 4th Q sales - $4.3m, up 7% from Q4 2007
- Record sales in FY2008 - $16.3m, up 8%
- Net income of $1.1m – below last year but 2nd highest ever
- E.P.S of $0.10 basic and $0.08 diluted ($0.19 and $0.13 -2007)
- Net cash from operations of $548k
- $2.2 m in total debt and accrued interest repaid
- Ended year with total working capital of $6.5m and cash of $3.5m
- Progress made on improving MRC operations
- Received Raytheon 2008 "3 Star Supplier Excellence" award
- ISO certification in Northvale

Highlights Q1 2009

- Sales in Q1 2009 - $2.8m compared to $4.2m Q1 2008, down 33%
- Net loss of $(314)k reflecting tax benefit of $236K (N.I. $491 Q1 08)
- Q1 includes severance expense of $140K (65K ops, 74K in SG&A)
- Accrued vacation benefits paid out - $61K
- E.P.S of $(0.3) basic and diluted ($0.05 and $0.03 –Q12007)
- Net cash from operations - $357k compared to $(223)k last year
- Quarter-end working capital of $6.3m and cash of $3.8m (incl. CD's)